UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Lightlake Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

N/A

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Dear Stockholder:

You are cordially invited to attend the annual meeting of our stockholders on December 31, 2015, at 2:30 p.m. (GMT), at Clearwater House, 4-7 Manchester St, London, England W1U 3AE. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement.

Our Annual Report on Form 10-K for the year ended July 31, 2015 is available through our website at http://www.lightlaketherapeutics.com/index.html under the heading “Investor Relations.”  Additionally, a form of proxy card and information on how to vote by mail, through the Internet, or by phone is included herein.

We sincerely hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you expect to be present at the meeting, please promptly vote as your vote is important. Instructions regarding the various methods of voting are contained on the proxy card, including voting by mail, through the Internet, or by phone. If you attend the annual meeting, you may revoke your proxy and vote your own shares.

Sincerely,

Lightlake Therapeutics Inc.

/s/ Dr. Roger Crystal
Dr. Roger Crystal
Director
and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 31, 2015

To the stockholders of Lightlake Therapeutics Inc.,

You are cordially invited to attend the 2015 annual meeting of stockholders of Lightlake Therapeutics Inc. (“Lightlake” or the “Company”) to be held at Clearwater House, 4-7 Manchester St, London, England W1U 3AE on December 31, 2015 at 2:30 p.m. (GMT). At the annual meeting you will be asked to vote on the following matters:

•	Proposal 1: Authority to file an amendment to the Company’s Articles of Incorporation to create a class of preferred stock with 10 million authorized shares of preferred stock or another amount as determined by the Board of Directors (the “Board”) in its sole discretion;

•	Proposal 2: Authority to file an amendment to the Company’s Articles of Incorporation to change the Company’s name to Opiant Pharmaceuticals, Inc. or another name to be determined by the Board in its sole discretion.

•	Proposal 3.1: To elect Dr. Michael Sinclair as a member of our Board to hold office until our 2016 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

•	Proposal 3.2: To elect Dr. Roger Crystal as a member of our Board to hold office until our 2017 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

•	Proposal 3.3: To elect Mr. Kevin Pollack as a member of our Board to hold office until our 2017 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

•	Proposal 3.4: To elect Mr. Geoffrey Wolf as a member of our Board to hold office until our 2016 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

•	Proposal 4: To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm;

•	To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Board recommends that you vote at the annual meeting “FOR” Proposals 1, 2, and 4, and “VOTE IN FAVOR OF ALL” for Proposals 3.1 through 3.4. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board has fixed the close of business on November 16, 2015 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in New York, New York, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, dating, and returning your completed proxy card or vote by mail, over the Internet, or by phone by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Dr. Roger Crystal
Director and Chief Executive Officer
December 3, 2015

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Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

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PROXY STATEMENT

FOR

THE ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Lightlake for use at our annual meeting of stockholders to be held at Clearwater House, 4-7 Manchester St, London, England W1U 3AE on December 31, 2015 at 2:30 p.m. (GMT). We expect to deliver voting materials, including this proxy statement, and the proxy card to all of our stockholders on or about December 8, 2015.

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

●	Proposal 1: Authority to file an amendment to the Company’s Articles of Incorporation to create a class of preferred stock with 10 million authorized shares of preferred stock or another amount as determined by the Board in its sole discretion;

●	Proposal 2: Authority to file an amendment to the Company’s Articles of Incorporation to change the Company’s name to Opiant Pharmaceuticals, Inc. or another name to be determined by the Board in its sole discretion;

●	Proposal 3.1: To elect Dr. Michael Sinclair as a member of our Board to hold office until our 2016 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

●	Proposal 3.2: To elect Dr. Roger Crystal as a member of our Board to hold office until our 2017 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

●	Proposal 3.3: To elect Mr. Kevin Pollack as a member of our Board to hold office until our 2017 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

●	Proposal 3.4: To elect Mr. Geoffrey Wolf as a member of our Board to hold office until our 2016 annual meeting of stockholders or until his respective successor has been duly elected and qualified;

●	Proposal 4: To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm; and

●	Such other matters as may properly come before the annual meeting or any adjournments thereof.

How does the Board recommend that I vote on the proposals?

The Board recommends a vote “FOR” the authority to file an amendment to the Company’s Articles of Incorporation to create preferred stock with 10 million authorized shares of preferred stock or another amount as determined by the Board in its sole discretion, “FOR” the authority to file an amendment to the Company’s Articles of Incorporation to change the Company’s name to Opiant Pharmaceuticals, Inc. or another name to be determined by the Board in its sole discretion, “VOTE IN FAVOR OF ALL” the nominees identified below to be elected to our Board, and “FOR” the proposal ratifying the appointment of MaloneBailey, LLP.

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How do I vote?

You can vote either in person at the annual meeting or by proxy, by mail, by phone or over the Internet whether or not you attend the annual meeting. To obtain directions to attend the annual meeting, please call 44 78 0103 6666. If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered the stockholder of record with respect to those shares and we are sending a Notice directly to you. As the stockholder of record, you have the right to vote in person at the annual meeting. If you choose to do so, you may vote at the annual meeting using the ballot provided at the meeting. Even if you plan to attend the annual meeting in person, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting in person.

Most of our stockholders hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name and the Notice is being forwarded to you. As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the stockbroker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your stockbroker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the annual meeting in order to vote in person.

You can vote by proxy in three ways:

●	By mail – If you received your proxy materials by mail, you can vote by mail by using the enclosed proxy card;

●	By Internet – You can vote by Internet by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail;

●	By phone – You can vote by phone by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail.

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If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate.

The Internet and phone voting system for stockholders of record will close at 11:59 p.m. (GMT) on December 30, 2015. Please refer to the proxy card for details on all methods of voting.

What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters.  For example, Proposal 4 - ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm is commonly considered as a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to Proposal 4. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.”  When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 - Approval of Amendment to Articles of Incorporation to Create Preferred Stock, Proposal 2 - Approval of Amendment to Articles of Incorporation to Change the Company’s Name, and Proposal 3 - the election of our Board. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

In December 2014, Lightlake effected a one-for-one hundred reverse stock split of its common stock (the “1:100 Reverse Stock Split”) which decreased the number of common shares issued and outstanding from approximately 182.0 million shares to approximately 1.82 million shares as of December 29, 2014. Unless otherwise noted, all shares amounts listed in this Report been retroactively adjusted for the 1:100 Reverse Stock Split as if such stock splits occurred prior to the issuance of such shares.

On November 16, 2015, the Record Date for determining which stockholders are entitled to vote, there were 1,871,791 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. A majority of our outstanding common shares as of the Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by phone or by using the Internet.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet (only your latest Internet proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

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Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

●	As necessary to meet applicable legal requirements;

●	To allow for the tabulation of votes and certification of the vote; and

●	To facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card will be forwarded to our management.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our Inspector of Elections and reported in a Current Report on Form 8-K which we will file with the SEC within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Lightlake stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual and/or annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Lightlake Therapeutics Inc.

Attention: Mr. Kevin Pollack

445 Park Avenue, 9th Floor

New York, NY 10022

Tel: 212-829-5546

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We have engaged Laurel Hill Advisory Group, LLC to assist in soliciting proxies on our behalf. Laurel Hill Advisory Group, LLC may solicit proxies personally, electronically or by telephone. We have agreed to pay Laurel Hill Advisory Group, LLC a fee of $8,500 for its services. We have also agreed to reimburse Laurel Hill Advisory Group, LLC for its reasonable out-of-pocket expenses and to indemnify Laurel Hill Advisory Group, LLC and its employees against certain liabilities arising from or in connection with the engagement. We may pay further fees to Laurel Hill Advisory Group, LLC if we request it provide services that go beyond those which it originally agreed to provide. Brokers and other nominees who held our common stock on the Record Date will be asked to contact the beneficial owners of the shares that they hold to send proxy materials to and obtain proxies from such beneficial owners. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. Additionally, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

What is the voting requirement to approve the proposals?

The proposal to approve an amendment to the Company’s Articles of Incorporation to create a class of preferred stock requires the affirmative vote of a majority of our outstanding shares. The proposal to approve an amendment to the Company’s Articles of Incorporation to change the Company’s name requires the affirmative vote of a majority of our outstanding shares. The proposal to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

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The nominees for election to our Board are elected by a plurality of all votes cast by holders of our Common Stock which are issued and outstanding, present at the annual meeting, in person or represented by proxy, and entitled to vote on the election of directors. A nominee who receives a plurality means that he has received more votes than any other nominee for the same director’s seat. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

 Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

Do I have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to our stockholders with any of the proposals described above to be brought before the annual meeting of stockholders.

How can I obtain additional information about Lightlake?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Lightlake, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC's regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

WHO CAN HELP ANSWER YOUR QUESTIONS?

If you have any questions or need assistance in voting your shares, you may seek answers to your questions by writing, calling, or emailing us at:

Lightlake Therapeutics Inc.

Attention: Mr. Kevin Pollack

445 Park Avenue, 9th Floor

New York, NY 10022

Tel: 212-829-5546

info@lightlaketherapeutics.com

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INFORMATION ABOUT DIRECTOR NOMINEES

At the annual meeting, four directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. Set forth below are descriptions of the backgrounds of the director nominees of the Company, their principal occupations for the past five years, and the specific experience, qualifications and other attributes and skills that led the Board to determine that such persons should be re-elected to serve on the Board.

Dr. Michael Sinclair, 72, has been the Executive Chairman and Director of Lightlake since November 29, 2010. Dr. Sinclair qualified as a physician in 1967, specializing in psychiatry. In 1971, he founded Nestor Plc., which grew to become, at the time, the UK’s largest domiciliary and institutional provider of care personnel. Dr. Sinclair was also Chief Executive of Nestor's parent company, which was sold in 1978. From 1978 to 1980, Dr. Sinclair served as President (International) of INA Healthcare Group (subsequently CIGNA) and its Hospital Affiliates Inc. subsidiary. In 1982, Dr. Sinclair entered the Homecare Industry in the United States as Executive Chairman of Kimberly Quality Care; he was instrumental in growing KQC from one office in Nashville to a business with a turnover of $1 billion, becoming the US market leader with 400 offices and 75,000 care givers. Subsequently, Dr. Sinclair became Chairman of Lifetime Corporation, a NYSE-listed company and at the time, the parent company of KQC. In 1997, Dr. Sinclair led the purchase of Nursefinders, a major US nursing personnel business, on behalf of US fund Atlantic Medical, a fund Dr. Sinclair founded and served as Managing Partner. Dr. Sinclair is Chairman of Advanced Oncotherapy, PLC.

Dr. Sinclair’s qualifications to serve on our Board include his medical and management experience.

Dr. Roger Crystal, 39, has been Chief Executive Officer and Director of Lightlake since September 23, 2009. Dr. Crystal began his career as a surgeon in the UK at University College Hospital London, becoming a member of the Royal College of Surgeons of England. He specialized in ENT surgery at St Mary’s Hospital, part of Imperial College Healthcare, London. He holds degrees in Medicine and Physiology, and was an Honorary Research Fellow at University College London. He is the author of a number of peer-reviewed scientific articles. Dr. Crystal also completed an MBA at London Business School. He has worked in investment banking at Goldman Sachs, healthcare strategy management consulting at A.T. Kearney, and has held various leadership roles at GE Healthcare.

Dr. Crystal’s qualifications to serve on our Board include his experience working in biopharma and the broader healthcare industry.

Kevin Pollack, 45, has been Chief Financial Officer and Director of Lightlake since November 26, 2012 and April 17, 2012, respectively. Mr. Pollack has served as a director and audit committee member of MagneGas Corporation (NASDAQ:MNGA), the developer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative, since June 21, 2012. Additionally, Mr. Pollack has served as a director and chair of the audit committee of Pressure Biosciences, Inc. (OTCQB: PBIO), a life sciences company involved in pressure cycling technology, since July 3, 2012. Mr. Pollack serves as President of Short Hills Capital LLC, where he provides a range of services. Previously, Mr. Pollack worked in asset management at Paragon Capital, focusing primarily on United States-listed companies, and as an investment banker at Banc of America Securities LLC, focusing on corporate finance and mergers and acquisitions. Mr. Pollack started his career at Sidley Austin LLP (formerly Brown & Wood LLP) as a securities attorney focusing on corporate finance and on mergers and acquisitions. Mr. Pollack graduated magna cum laude from The Wharton School of the University of Pennsylvania and received a dual JD/MBA from Vanderbilt University, where he graduated with Beta Gamma Sigma honors.

Mr. Pollack’s qualifications to serve on our Board include his financial and management experience, including his experience with other public companies.

Geoffrey Wolf, 60, has been a Director of Lightlake since December 31, 2012. Mr. Wolf resides in Switzerland. During 2008 to 2012, Mr. Wolf managed Vector Assets S.A., an asset management company, which controlled companies in the mining, oil and gas, pharmaceuticals, hospitality and real estate industries. Since 2013, Mr. Wolf has been managing GTL Investments Limited, an asset management company, which controls companies in the mining, oil and gas, pharmaceuticals, hospitality and real estate industries. He received a business degree from Middlesex University in 1976.

Mr. Wolf’s qualifications to serve on our Board include his financial and management experience.

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EXECUTIVE OFFICERS

All of our executive officers are listed in the following table, and certain information concerning those officers, follows the table:

NAME	AGE	POSITION

Dr. Michael Sinclair	72	Executive Chairman
Dr. Roger Crystal	39	Chief Executive Officer, and President
Kevin Pollack	45	Chief Financial Officer, Treasurer, and Secretary

The biographical information with respect to Messrs. Sinclair, Crystal, and Pollack included above under the caption “Information about Director Nominees” is incorporated herein by reference.

CORPORATE GOVERNANCE

Board of Directors

Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Information about Director Nominees” on page 9.

Director Independence

Pursuant to Rule 5605 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Board has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that the only independent director is Mr. Geoffrey Wolf.

Corporate Governance

As the Company has only limited business operations, limited revenue, and only four directors, the Company does not have a nominating nor audit committee of the Board. At such time that the Company has a larger Board and generates significant revenue, the Company will propose creating committees of its Board, including both a nominating and an audit committee. Accordingly, the Company does not have an audit committee financial expert.

Board of Directors and Director Nominees

Since our Board has one independent director, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 10 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members, and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

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Board Meetings and Attendance

During the fiscal year 2015, the Board met twelve (12) times. All or a majority of directors attended each meeting in person or telephonically. In addition, the Board approved certain actions by unanimous or majority written consent on one (1) occasion. Each director is expected to make reasonable efforts to attend meetings of the Board and the annual meeting of stockholders.

Code of Ethics

Lightlake does not currently have a code of ethics, and because the Company has only limited business operations and only three officers and four directors, the Company believes that a code of ethics would have limited utility. The Company intends to adopt such a code of ethics as Lightlake’s business operations expand and the Company has more directors, officers, and employees.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

Communicating with the Board

Our stockholders and other interested parties may send written communications directly to the Board or to specified individual directors, including the Chairman or any non-management directors, by sending such communications to our principal and administrative offices. Such communications will be reviewed by our legal counsel and, depending on the content, will be forwarded to the addressees or distributed at the next scheduled Board meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the United States Securities and Exchange Commission.

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that as of July 31, 2015, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements, with the exception of our officers, directors and greater than 10 percent beneficial owners listed in the table below:

Name	Number of Late Reports	Number and Description of Transactions Not Reported on a Timely Basis

Dr. Roger Crystal	1	Dr. Crystal did not file the initial Form 3 required by the Company filing a Form 8-A on December 10, 2014.
Mr. Kevin Pollack	1	Mr. Pollack voluntarily filed a Form 3 in December 2012 and a Form 4 in January 2013. Mr. Pollack did not file the initial Form 4 required by the Company filing a Form 8-A on December 10, 2014.
Dr. Michael Sinclair	1	Dr. Sinclair voluntarily filed a Form 3 in May 2012, a Form 4 in May 2012, and a Form 4 in January 2013. Dr. Sinclair did not file the initial Form 4 required by the Company filing a Form 8-A on December 10, 2014
Mr. Geoffrey Wolf	1	Mr. Wolf did not file the initial Form 3 required by the Company filing a Form 8-A on December 10, 2014.

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CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 30, 2013, Lightlake dismissed Messineo & Co., CPAs, LLC, as the Company’s independent registered public accounting firm. There were no disagreements between Messineo & Co., CPAs, LLC and the Company on a matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On the same date, the Company’s board of directors appointed MaloneBailey, LLP as the Company’s independent registered public accounting firm.

AUDIT FEES AND SERVICES

The total fees charged to Lightlake for audit services were $26,500, for audit-related services during the year ended July 31, 2015.

The total fees charged to Lightlake for audit services were $25,000 during the year ended July 31, 2014.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by Lightlake during the years ended July 31, 2015, and 2014 in all capacities for the accounts of the Company’s executives, including the Chairman, Chief Executive Officer, and Chief Financial Officer.

Name and principal position	Year	Salary($)(1)	Bonus($)	Stock Award(s)($)	Option awards ($)	All Other Compensation($)	Total ($)

Dr. Roger Crystal	2015	567,892	820,000	-0-	-0-	-0-	1,387,892
CEO	2014	402,083	50,000	-0-	4,961,650	-0-	5,413,733
Kevin Pollack,	2015	541,598	767,500	-0-	-0-	-0-	1,309,098
CFO	2014	366,667	40,000	-0-	4,311,650	-0-	4,718,317
Dr. Michael Sinclair	2015	355,918	193,000	-0-	-0-	-0-	548,918
Chairman	2014	314,583	10,000	-0-	3,030,050	-0-	3,354,633

(1)	During the fiscal year ended July 31, 2015, less than 50% of salaries were paid to each of Dr. Roger Crystal, Kevin Pollack, and Dr. Michael Sinclair and less than 12% of bonus compensation was paid to each of Dr. Roger Crystal, Kevin Pollack, and Dr. Michael Sinclair. The remaining amounts have been accrued and are owed. Per the description below, prior to the granting of stock options on October 27, 2015, stock options had been owed to Dr. Roger Crystal, Kevin Pollack, and Dr. Michael Sinclair, but they have not been disclosed in the Summary Compensation Table because they were not actually issued as of July 31, 2015.

Director Compensation

The following table provides information for 2015 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director during the fiscal year ended July 31, 2015. With respect to the fiscal year ended July 31, 2015, other than as set forth in the table, Lightlake has not paid any fees to or, except for reasonable expenses for attending board and committee meetings, reimbursed any expenses of directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Geoffrey Wolf	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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Employment Agreements

As previously disclosed in Lightlake’s Current Report on Form 8-K filed on February 25, 2014 with the Securities and Exchange Commission (the “Employment Agreements 8-K”), on December 31, 2013, the Company amended its employment agreements with Dr. Michael Sinclair, the Company’s Executive Chairman (the “Sinclair Amendment”), Dr. Roger Crystal, the Company’s Chief Executive Officer (the “Crystal Amendment”), and Mr. Kevin Pollack, the Company’s Chief Financial Officer (the “Pollack Amendment”).

The Sinclair Amendment

The Sinclair Amendment amends the amended employment agreement between the Company and Dr. Sinclair dated December 31, 2012. The Sinclair Amendment extends the term of Dr. Sinclair’s employment until December 31, 2015.

From January 1, 2014 until December 31, 2014, Dr. Sinclair will receive a base salary of $325,000, subject to adjustment in accordance with the Sinclair Amendment. Notwithstanding the foregoing, between January 1, 2014 and December 31, 2014, Dr. Sinclair shall not actually receive more than $175,000 of the total cash compensation earned by Dr. Sinclair between January 1, 2014 and December 31, 2014 unless either: (a) there is a Change in Control (as defined in the Sinclair Amendment); (b) a termination event as set forth in Paragraph 7 of the Sinclair Amendment; or (c) a majority of the board of directors approves the receipt of cash compensation by Dr. Sinclair from the Company in excess of $175,000 between January 1, 2014 and December 31, 2014, in which case a majority of the board of directors shall determine the amount of such payment of cash compensation by the Company to Dr. Sinclair, but in no event shall such amount be in excess of the total amounts owed by the Company to Dr. Sinclair at such time. All amounts earned by Dr. Sinclair between January 1, 2014 and December 31, 2014 in excess of the amounts actually paid to Dr. Sinclair shall accrue and be owed by the Company to Dr. Sinclair. From January 1, 2015 until December 31, 2015, Dr. Sinclair will receive a base salary of $350,000. Throughout the term of the Sinclair Amendment Dr. Sinclair will have certain incentive bonus opportunities pursuant to certain objectives as outlined in the Sinclair Amendment. Although the Company had agreed to grant upon execution of the Sinclair Amendment certain stock options and, as of July 31, 2015, the Company did not actually issue Dr. Sinclair the additional stock options, on October 23, 2015, the Board approved a grant of stock options to Dr. Sinclair.

The stock options were granted pursuant to a stock option grant agreement signed by the Company and Dr. Sinclair and the date of grant for the stock option grant was October 27, 2015. The stock option grant, once exercisable, entitles Dr. Sinclair to purchase a share of Company common stock at the stock option’s exercise price. The exercise price for each stock option is $7.25, which is equal to or greater than the fair market value of shares of Company common stock on October 27, 2015. Each stock option has a ten-year term and expires on October 26, 2025. Each stock option is fully vested on the date of grant, but may only be exercised between the following dates: (i) the first to occur of: (A) the commencement of three trials on or subsequent to October 23, 2015; or (B) (1) the approval by the U.S. Food and Drug Administration of the New Drug Application with respect to the opioid overdose reversal treatment, and (2) the commencement of two trials on or subsequent to October 23, 2015; and (ii) the expiration date.

The stock options granted to Dr. Sinclair on October 27, 2015 were as follows:

Name	Number of Shares
Michael Sinclair	250,000

The stock options were granted in lieu of certain stock options that were to be granted to Dr. Sinclair pursuant to that certain Employment Agreement with the Company dated August 6, 2010, and amended on December 31, 2012 and December 31, 2013 (the “Sinclair Prior Options”). By accepting the stock option grants, Dr. Sinclair waived, released, forfeited, and relinquished his rights, claims, titles, and interests to the Sinclair Prior Options.

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The foregoing summaries of stock options grants do not purport to be complete and are qualified in their entirety by reference to the complete copies of the stock option grant agreements filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2015.

The Crystal Amendment

The Crystal Amendment amends the amended employment agreement between the Company and Dr. Crystal dated December 31, 2012. The Crystal Amendment extends the term of Dr. Crystal’s employment until December 31, 2015.

From January 1, 2014 until December 31, 2014, Dr. Crystal will receive a base salary of $475,000, subject to adjustment in accordance with the Crystal Amendment. Notwithstanding the foregoing, between January 1, 2014 and December 31, 2014, Dr. Crystal shall not actually receive more than $330,000 of the total cash compensation earned by Dr. Crystal between January 1, 2014 and December 31, 2014 unless either: (a) there is a Change in Control (as defined in the Crystal Amendment); (b) a termination event as set forth in Paragraph 7 of the Crystal Amendment; or (c) a majority of the board of directors approves the receipt of cash compensation by Dr. Crystal from the Company in excess of $330,000 between January 1, 2014 and December 31, 2014, in which case a majority of the board of directors shall determine the amount of such payment of cash compensation by the Company to Dr. Crystal, but in no event shall such amount be in excess of the total amounts owed by the Company to Dr. Crystal at such time. All amounts earned by Dr. Crystal between January 1, 2014 and December 31, 2014 in excess of the amounts actually paid to Dr. Crystal shall accrue and be owed by the Company to Dr. Crystal. Between January 1, 2014 and December 31, 2014, the Company shall pay Dr. Crystal no less than $330,000 of the total cash compensation earned by Dr. Crystal between January 1, 2014 and December 31, 2014. From January 1, 2015 until December 31, 2015, Dr. Crystal will receive a base salary of $593,750. Throughout the term of the Crystal Amendment Dr. Crystal will have certain incentive bonus opportunities pursuant to certain objectives as outlined in the Crystal Amendment. Although the Company had agreed to grant upon execution of the Crystal Amendment certain stock options and, as of July 31, 2015, the Company did not actually issue Dr. Crystal the additional stock options, on October 23, 2015, the Board approved a grant of stock options to Dr. Crystal.

The stock options were granted pursuant to a stock option grant agreement signed by the Company and Dr. Crystal and the date of grant for the stock option grant was October 27, 2015. The stock option grant, once exercisable, entitles Dr. Crystal to purchase a share of Company common stock at the stock option’s exercise price. The exercise price for each stock option is $7.25, which is equal to or greater than the fair market value of shares of Company common stock on October 27, 2015. Each stock option has a ten-year term and expires on October 26, 2025. Each stock option is fully vested on the date of grant, but may only be exercised between the following dates: (i) the first to occur of: (A) the commencement of three trials on or subsequent to October 23, 2015; or (B) (1) the approval by the U.S. Food and Drug Administration of the New Drug Application with respect to the opioid overdose reversal treatment, and (2) the commencement of two trials on or subsequent to October 23, 2015; and (ii) the expiration date.

The stock options granted to Dr. Crystal on October 27, 2015 were as follows:

Name	Number of Shares
Roger Crystal	500,000

The stock options were granted in lieu of certain stock options that were to be granted to Dr. Sinclair pursuant to that certain Executive Letter of Reappointment with the Company dated November 26, 2012, and amended on December 31, 2012 and December 31, 2013 (the “Crystal Prior Options”). By accepting the stock option grants, Dr. Crystal waived, released, forfeited, and relinquished his rights, claims, titles, and interests to the Crystal Prior Options.

The Pollack Amendment

The Pollack Amendment amends the amended employment agreement between the Company and Mr. Pollack dated December 31, 2012. The Pollack Amendment extends the term of Mr. Pollack’s employment until December 31, 2015.

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From January 1, 2014 until December 31, 2014, Mr. Pollack will receive a base salary of $450,000, subject to adjustment in accordance with the Pollack Amendment. Notwithstanding the foregoing, between January 1, 2014 and December 31, 2014, Mr. Pollack shall not actually receive more than $300,000 of the total cash compensation earned by Mr. Pollack between January 1, 2014 and December 31, 2014 unless either: (a) there is a Change in Control (as defined in the Pollack Amendment); (b) a termination event as set forth in Paragraph 7 of the Pollack Amendment; or (c) a majority of the board of directors approves the receipt of cash compensation by Mr. Pollack from the Company in excess of $300,000 between January 1, 2014 and December 31, 2014, in which case a majority of the board of directors shall determine the amount of such payment of cash compensation by the Company to Mr. Pollack, but in no event shall such amount be in excess of the total amounts owed by the Company to Mr. Pollack at such time. All amounts earned by Mr. Pollack between January 1, 2014 and December 31, 2014 in excess of the amounts actually paid to Mr. Pollack shall accrue and be owed by the Company to Mr. Pollack. Between January 1, 2014 and December 31, 2014, the Company shall pay Mr. Pollack no less than $300,000 of the total cash compensation earned by Mr. Pollack between January 1, 2014 and December 31, 2014. From January 1, 2015 until December 31, 2015, Mr. Pollack will receive a base salary of $562,500. Throughout the term of the Pollack Amendment Mr. Pollack will have certain incentive bonus opportunities pursuant to certain objectives as outlined in the Pollack Amendment. Although the Company had agreed to grant upon execution of the Pollack Amendment certain stock options and, as of July 31, 2015, the Company did not actually issue Mr. Pollack the additional stock options, on October 23, 2015, the Board approved grants of stock options to Mr. Pollack.

The stock options were granted pursuant to a stock option grant agreement signed by the Company and Mr. Pollack and the date of grant for the stock option grant was October 27, 2015. The stock option grant, once exercisable, entitles Mr. Pollack to purchase a share of Company common stock at the stock option’s exercise price. The exercise price for each stock option is $7.25, which is equal to or greater than the fair market value of shares of Company common stock on October 27, 2015. Each stock option has a ten-year term and expires on October 26, 2025. Each stock option is fully vested on the date of grant, but may only be exercised between the following dates: (i) the first to occur of: (A) the commencement of three trials on or subsequent to October 23, 2015; or (B) (1) the approval by the U.S. Food and Drug Administration of the New Drug Application with respect to the opioid overdose reversal treatment, and (2) the commencement of two trials on or subsequent to October 23, 2015; and (ii) the expiration date.

The stock options granted to Mr. Pollack on October 27, 2015 were as follows:

Name	Number of Shares
Kevin Pollack	500,000

The stock options were granted in lieu of certain stock options that were to be granted to Mr. Pollack pursuant to that certain Executive Letter of Appointment with the Company dated November 26, 2012, and amended on December 31, 2012 and December 31, 2013 (the “Pollack Prior Options”). By accepting the stock option grants, Mr. Pollack waived, released, forfeited, and relinquished his rights, claims, titles, and interests to the Pollack Prior Options.

On October 23, 2015, the Board approved a grant of stock options to Mr. Wolf. The stock options were granted pursuant to a stock option grant agreement signed by the Company and Mr. Wolf and the date of grant for the stock option grant was October 27, 2015. The stock option grant, once exercisable, entitles Mr. Wolf to purchase a share of Company common stock at the stock option’s exercise price. The exercise price for each stock option is $7.25, which is equal to or greater than the fair market value of shares of Company common stock on October 27, 2015. Each stock option has a ten-year term and expires on October 26, 2025. Each stock option is fully vested on the date of grant, but may only be exercised between the following dates: (i) the first to occur of: (A) the commencement of three trials on or subsequent to October 23, 2015; or (B) (1) the approval by the U.S. Food and Drug Administration of the New Drug Application with respect to the opioid overdose reversal treatment, and (2) the commencement of two trials on or subsequent to October 23, 2015; and (ii) the expiration date.

The stock options granted to Mr. Wolf on October 27, 2015 were as follows:

Name	Number of Shares
Geoffrey Wolf	62,500

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Lightlake has an agreement with Geoffrey Wolf, a director of the Company, which provides for the grant of 35,000 stock options exercisable at $15.00 per share which terminate five years from their grant date. The director agreement also provides warrants to purchase 345,000 shares of common stock exercisable at $15.00 per share with a 5 year termination date. All of the options and warrants may only be exercised between the following dates: (i) the date on which the Company’s price per share has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) five years from the grant date. The director agreement has a one-year term limit and can be renewed by mutual agreement.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding our shares of common stock beneficially owned as of November 16, 2015, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of November 16, 2015. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of November 16, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 445 Park Avenue, 9th Fl, New York, NY 10022.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (1)
5% Shareholders
None.	-		-%
Directors and Executive Officers
Kevin Pollack	1,580,000	(2)	45.77%
Dr. Roger Crystal	1,555,000	(3)	45.44%
Dr. Michael Sinclair	1,403,870	(4)	44.90%
Geoffrey Wolf	753,300	(5)	29.24%
All directors and officers as a group (4 people)	5,292,170	(6)	76.02%

(1)	As of November 16, 2015, there were 1,871,791 shares issued and outstanding. Shares of common stock subject to options or warrants currently exercisable or expected to be exercisable with the passage of time, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	This amount includes: (a) 55,000 shares of common stock issuable upon the exercise of warrants and (b) 1,525,000 shares of common stock issuable upon the exercise of stock options.

(3)	This amount includes: (a) 5,000 shares of common stock; (b) 40,000 shares of common stock issuable upon the exercise of warrants; and (c) 1,510,000 shares of common stock issuable upon the exercise of stock options.

(4)	This amount includes: (a) 40,720 shares held in certificate form directly by Dr. Sinclair; (b) 19,650 shares held in certificate form indirectly by (i) Proton Therapy USA, a entity owned jointly by Dr. Sinclair and his son (5,000 shares); (ii) one pension fund (10,000 shares); (iii) a second pension fund (2,000 shares); and (iv) Clearsearch Ltd., an entity who holds the shares for the benefit of Dr. Sinclair (2,650 shares); (c) 88,500 shares held in electronic form for the benefit of Dr. Sinclair; (d) 285,000 shares of common stock issuable upon the exercise of warrants; and (e) 970,000 shares of common stock issuable upon exercise of stock options.

(5)	This amount includes: (a) 48,800 shares of common stock; (b) 345,000 shares of common stock issuable upon the exercise of warrants held directly by Mr. Wolf; (c) 137,000 of common stock issuable upon the exercise of warrants held by GTL Investments Limited, of which Mr. Wolf is an asset manager; and (d) 222,500 shares of common stock issuable upon exercise of stock options.

(6)	This amount includes an aggregate of 202,670 shares of common stock, 862,000 shares of common stock issuable upon exercise of warrants, and 4,227,500 shares of common stock issuable upon exercise of stock options.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following sets forth a summary of transactions since the beginning of the fiscal year of 2014, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Lightlake uses office space provided by an officer of the Company free of charge.

At July 31, 2015, Lightlake had loans outstanding with each of its three executive officers, all of who are directors, in the total amount of $130,000 (July 31, 2014 - $350,000). In December, 2012, the Company borrowed $350,000. These notes accrued interest at 6.0% per year and were due December, 2013. These notes were amended on December 16, 2013 to extend the final maturity date to January 6, 2015 and increase the interest rate to 8.5% per annum. During the year ended July 31, 2015, $220,000 of the principal amount was repaid. In December 2014, the agreements were amended to extend the maturity date to April 30, 2016 and increase the annual interest rate to 14.5%, which includes a penalty rate of 8.5% due to non-payment of the required repayment amounts. The loans are unsecured.

During September 2015 and October 2015, the Company received loans from each of its three executive officers, all of who are directors, totaling $151,191. The loans bear interest at 6% per annum until January 31, 2016. After January 31, 2016, a penalty of 4% shall be added such that the loans bear interest at 10% per annum. The loans are unsecured and are due on January 31, 2016 unless the Company receives specified funding. If the Company receives the specified funding the loans become due 10 business days after the funding. If the loans are not repaid by January 31, 2016, the maturity date of the loans shall be changed to May 31, 2016.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

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●	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Based on the rule listed above, the Board determined that the Company’s only independent director is Mr. Geoffrey Wolf.

We do not currently have a separately designated audit, nominating or compensation committee.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO BE FILED WITH THE STATE BY THE BOARD WHICH WOULD CREATE A CLASS OF PREFERRED STOCK WITH 10 MILLION AUTHORIZED SHARES OF PREFERRED STOCK OR AN AMOUNT AS DETERMINED BY THE BOARD IN ITS SOLE DISCRETION.

General

Our Board unanimously approved and recommended for adoption by the stockholders an Amendment to the Articles of Incorporation, (the “Preferred Stock Amendment”) in the form attached hereto as Appendix A, whereby section 4 of the Articles of Incorporation is amended and restated in its entirety to create a class of preferred stock and the authority to issue up to 10 million shares of preferred stock or another amount as determined by the Board in its sole discretion.

This Proposal 1 is to approve the Preferred Shares Amendment; however, as discussed below, we do not seek stockholder approval relating to any issuance of shares of preferred stock. If Proposal 1 is approved, the Board has the authority to file the Preferred Stock Amendment with the Secretary of State of Nevada, in the Board’s sole discretion. The creation of the class of preferred stock will become effective on the date of filing. Upon effectiveness, the Board will then have the authority to file one or more certificates of designation establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of preferred stock of such series, and the number of shares of preferred stock of such series authorized by the Board.

Background and Reasons for the Proposed Preferred Stock Amendment

As of November 16, 2015, we were not authorized to issue preferred stock. The Preferred Stock Amendment would allow us to issue preferred stock.

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A copy of the form of such Preferred Stock Amendment is attached hereto as Appendix A. The Preferred Stock Amendment will become effective on the date the Preferred Stock Amendment is accepted for filing by the Secretary of State of the State of Nevada.

Advantages, Disadvantages, and Effects of the Proposed Preferred Stock Amendment

If Proposal 1 is approved then after the Preferred Stock Amendment is filed and upon approval by the Board, the Company plans to file a Certificate of Designation for a series of preferred stock with super majority voting rights for each share of preferred stock. Upon approval by the Board, the Company plans to issue some shares of such series of preferred stock to certain members of the Board for an amount and type of consideration that is unknown at this time. Although the amount of shares of preferred stock to be issued is unknown at this time, it is likely that the particular members of the Board will be issued enough shares with “super-majority” voting rights that the Company will be controlled by the particular members of the Board regardless of any future issuances of shares of common stock to other persons or entities.

In our efforts to further our business, our Board may seek to complete financings in the near future. If and when we do determine to pursue an additional financing or business transaction, having authorized preferred stock available for designation and issuance in the future may give us flexibility and allow such shares to be issued without the expense and delay of another stockholder meeting. At this time, the Preferred Stock Amendment is not related to any plans or intentions to enter into a merger, consolidation, acquisition, or similar business transaction.

Further, there are certain advantages and disadvantages of Proposal 1. The advantages include, among others, the ability to raise capital by issuing capital stock and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Authorized, but unissued shares of preferred stock, may be used by the Company for any purpose permitted under the Nevada Revised Statues, including but not limited to, paying stock dividends or granting conversion rights to our common stock to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed above, we presently have no plan, commitment, arrangement, understanding, or agreement to issue shares of preferred stock, the Company may, in the future, issue preferred stock in connection with the activities described above or otherwise.

Future issuances may have dilutive effect to our current common stockholders and may cause a reduction in the market price of our common stock. In addition, as discussed above, the Preferred Stock Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Preferred Stock Amendment. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of preferred stock with conversion rights to our common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Preferred Stock Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The Preferred Stock Amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this Preferred Stock Amendment with the intent that it be utilized as a type of anti-takeover device.

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While the Amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with the Board, enabling us to consider the proposed transaction in a manner that best serves all of the stockholders’ interests.

No Dissenters’ Rights

Neither Nevada law nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Vote Required and Board Recommendation

The passage of this Proposal 1 requires the affirmative vote of a majority of our outstanding shares. The Board recommends a vote “FOR” this Proposal.

PROPOSAL 2

TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO BE FILED WITH THE STATE BY THE BOARD WHICH WOULD CHANGE THE NAME OF THE CORPORATION TO OPIANT PHARMACEUTICALS, INC. OR ANOTHER NAME TO BE DETERMINED BY THE BOARD IN ITS SOLE DISCRETION.

General

Our Board unanimously approved and recommended for adoption by the stockholders an Amendment to the Articles of Incorporation, (the “Name Change Amendment”) in the form attached hereto as Appendix B, whereby section 1 of the Articles of Incorporation is amended and restated in its entirety to change the name of the Company to Opiant Pharmaceuticals, Inc.

This Proposal 2 is to approve the Name Change Amendment. If Proposal 2 is approved, the Board has the authority to file the Name Change Amendment with the Secretary of State of Nevada, in the Board’s sole discretion. The name change will become effective on the date of filing.

Background and Reasons for the Proposed Name Change Amendment

The Company’s name was changed to Lightlake Therapeutics Inc. in September 2009. The Company’s current business plan developing opioid antagonist treatments for substance use, addictive and eating disorders, including a treatment to reverse opioid overdoses was in its beginning stages in September 2009. The name Lightlake Therapeutics is not related to the Company’s current business and the Company is a pharmaceutical company and not a therapeutics company. Due to our current name’s non-relation to our business and its length, the Board has received feedback from potential investors that the current name is confusing. With the progress the Company has made, via its partnership with Adapt Pharma Operations Limited, in developing and commercializing the Company’s intranasal naloxone opioid overdose reversal treatment, the Board wishes to better clarify the identity of the Company. The Board believes the name Opiant Pharmaceuticals, Inc. better reflects the Company’s primary focus and history in the opioid antagonist space. The Board also believes the Company’s new name will help in the future marketing of any FDA approved Company products.

No Dissenters’ Rights

Neither Nevada law nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Vote Required and Board Recommendation

The passage of this Proposal 2 requires the affirmative vote of a majority of our outstanding shares. The Board recommends a vote “FOR” this Proposal.

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PROPOSAL 3.1

ELECTION OF DR. MICHAEL SINCLAIR AS A DIRECTOR

UNTIL OUR 2016 ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 3.2

ELECTION OF DR. ROGER CRYSTAL AS A DIRECTOR

UNTIL OUR 2017 ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 3.3

ELECTION OF MR. KEVIN POLLACK AS A DIRECTOR

UNTIL OUR 2017 ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL 3.4

ELECTION OF MR. GEOFFREY WOLF AS A DIRECTOR

UNTIL OUR 2016 ANNUAL MEETING OF STOCKHOLDERS

The Board has nominated four (4) persons consisting of Dr. Michael Sinclair, Dr. Roger Crystal, Mr. Kevin Pollack, and Mr. Geoffrey Wolf, each a current director, for re-election to the Board. Our By-Laws permit the Board to be divided into two or three classes with each class to be as nearly equal in number as possible, the term of office of the directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third succeeding annual meeting, if there be three classes. With four directors, the Board is choosing to have two classes of directors. Dr. Sinclair and Mr. Wolf, if elected, will serve from the date of his election until the next annual meeting of stockholders or until his successor is elected and qualified. Dr. Crystal and Mr. Pollack, if elected, will serve from the date of his election until the 2017 annual meeting of stockholders or until his successor is elected and qualified. See “Information About Director Nominees” on page 9 for biographical information as to each nominee.

The nominees have consented to be nominated and have expressed their intention to serve if elected. We believe that all of the nominees possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each nominee in the individual biographies above. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.

The accompanying proxy card will be voted in favor of the persons named above to serve as directors, unless the stockholder indicates to the contrary on the proxy card.

Vote Required and Board Recommendation

The four (4) nominees for election as directors at the annual meeting  who receive the greatest number of votes cast by the shares of our Common Stock which are issued and outstanding, present at the annual meeting, in person or represented by proxy, and entitled to vote thereon, a plurality, will be elected as our directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees. The Board recommends a “VOTE IN FAVOR OF ALL” the nominees named herein.

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PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP

The Board has appointed MaloneBailey, LLP as our independent registered public accounting firm to audit the consolidated financial statements of Lightlake and its subsidiaries for the fiscal year ended July 31, 2016. Although stockholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of MaloneBailey, LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the audit committee will reconsider the selection, although the Board will not be required to select a different independent auditor for our company.

Vote Required and Board Recommendation

The ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The Board recommends a vote “FOR” ratification of MaloneBailey, LLP as the independent registered accounting firm of Lightlake.

OTHER MATTERS

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be consistent with the policies of the Company and will use their discretion.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2015 Form 10-K with the SEC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Lightlake Therapeutics Inc., 445 Park Avenue, 9th Floor, New York, NY 10022 Attention: Kevin Pollack.

PROPOSALS OF STOCKHOLDERS

As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2015 annual meeting described herein and proposals received 10 days after the date of this proxy statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting, the Secretary must receive the written proposal at our principal executive offices. Prior to the setting of the date of our next annual meeting, we will provide further information to stockholders as to the date by which they need to submit stockholder proposals in order to be eligible for inclusion in our next annual meeting proxy statement. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Lightlake Therapeutics Inc.

Attention: Mr. Kevin Pollack

445 Park Avenue, 9th Floor

New York, NY 10022

Tel: 212-829-5546

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Under Rule 14a-8, to be timely, a stockholder’s notice for a proposal must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Stockholders wishing to submit proposals to be presented directly at our 2016 annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Lightlake Therapeutics Inc., 445 Park Avenue, 9th Floor, New York, NY 10022 or 212-829-5546. Please note that additional information can be obtained from our website at http://www.lightlaketherapeutics.com/index.html.

We file annual reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

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Appendix A

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF LIGHTLAKE THERAPEUTICS INC., AS AMENDED

1.	Name of corporation:

Lightlake Therapeutics Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

Article IV is amended and restated in its entirety to read as follows:

“ARTICLE FOURTH”

ARTICLE IV

AUTHORIZED STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 1 billion, 10 million shares (1,10,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is one billion (1,00,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Corporation’s board of directors pursuant to Section 3 of this Article IV.

Section 2. Common Stock.

(a) Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by these Articles of Incorporation, as amended from time to time (hereinafter, the “Articles”) or the Nevada Revised Statues (hereinafter, the “NRS”), the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the Corporation’s board of directors out of assets legally available therefor.

(b) Voting Rights. Except as otherwise provided by the NRS, the holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock. No holder of shares of Common Stock shall have the right to cumulate votes.

(c) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation’s assets, the Common Stock, and any shares of Preferred Stock which are not entitled to any preference in liquidation, shall share equally and ratably in the Corporation’s assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock. A merger, conversion, exchange or consolidation of the Corporation with or into any other person or sale or transfer of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(d) No Conversion, Redemption, or Preemptive Rights. The holders of Common Stock shall not have any conversion, redemption, or preemptive rights.

(e) Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the Corporation’s board of directors.

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Section 3. Preferred Stock.

(a) Designation. The Corporation’s board of directors is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Articles, and to prescribe with respect to each such series the voting powers, if any, designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing: the voting rights relating to the shares of Preferred Stock of any series (which voting rights, if any, may be full or limited, may vary over time, and may be applicable generally or only upon any stated fact or event); the rate of dividends (which may be cumulative or noncumulative), the condition or time for payment of dividends and the preference or relation of such dividends to dividends payable on any other class or series of capital stock; the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation; the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable); whether the shares of any series of Preferred Stock shall be subject to redemption by the Corporation and if subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption. The powers, designations, preferences, limitations, restrictions and relative rights may be made dependent upon any fact or event which may be ascertained outside the Articles or the resolution if the manner in which the fact or event may operate on such series is stated in the Articles or resolution. As used in this section “fact or event” includes, without limitation, the existence of a fact or occurrence of an event, including, without limitation, a determination or action by a person, government, governmental agency or political subdivision of a government. The Corporation’s board of directors is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the Corporation’s board of directors provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock shall be required for the issuance of any new series of Preferred Stock regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

(b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the Corporation’s board of directors, and establishing the voting powers, designations, preferences, the relative, participating, optional, or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Corporation’s board of directors to be issued shall be made and signed by an officer of the Corporation and filed in the manner prescribed by the NRS.

Section 4. Non-Assessment of Stock. The capital stock of the Corporation, after the amount of the subscription price has been fully paid, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles shall not be amended in this particular. No stockholder of the Corporation is individually liable for the debts or liabilities of the Corporation.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: .

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Dr. Roger Crystal, Chief Executive Officer

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Appendix B

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF LIGHTLAKE THERAPEUTICS INC., AS AMENDED

1.	Name of corporation:

Lightlake Therapeutics Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

First Article: the name of the corporation has been changed to Opiant Pharmaceuticals, Inc.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: .

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Dr. Roger Crystal, Chief Executive Officer

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